Exhibit 3.1

ARTICLES OF INCORPORATION

OF

AMERICAN MARKETPLACE CAPITAL CORPORATION

ARTICLE I

INCORPORATOR

The undersigned, Anthony Bosch, whose address is 90 Madison Street, Suite 303, Denver, CO 80206, being at least eighteen years of age, does hereby form a corporation under the laws of the State of Maryland.

ARTICLE II

CORPORATE TITLE

The name of the corporation is: American Marketplace Capital Corporation (the “Corporation”).

ARTICLE III

BUSINESS PURPOSE

The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE IV

RESIDENT AGENT AND PRINCIPAL OFFICE

The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, whose address is 2405 York Road, Suite 201, Lutherville Timonium, Maryland 21093-2264. The street address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville Timonium, Maryland 21093-2264.

ARTICLE V

SHARES

The Corporation has authority to issue 50,000,000 shares at $0.01 par value per share.

ARTICLE VI

DIRECTORS

The number of directors of the Corporation initially shall be one, which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The name of the director who shall serve until the first meeting and until his successor is duly elected and qualified is:

Anthony Bosch

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 11th day of January, 2023.

SIGNATURE OF INCORPORATOR:

/s/ Anthony Bosch
Anthony Bosch, Incorporator

I hereby consent to my designation in this document as resident agent for this Corporation.

THE CORPORATION TRUST INCORPORATED

/s/ John Flynn
John Flynn, Assistant Secretary